UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)
November 9, 2012

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2012, The Estée Lauder Companies Inc. (the “Company”) amended its Certificate of Incorporation to increase the number of authorized shares of Class A and Class B Common Stock.  The Certificate of Incorporation was amended by deleting Section 4.1 thereof in its entirety and inserting the following in lieu thereof:

“4.1.           Authorized Capital Stock.  The total number of shares of stock that the Corporation shall have authority to issue is one billion six hundred twenty four million (1,624,000,000)  shares consisting of (a) one billion three hundred million (1,300,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); (b) three hundred four million (304,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and (c) twenty million (20,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided.  The Class A Common Stock and Class B Common Stock shall hereinafter collectively be called "Common Stock," and the Preferred Stock shall also be referred to herein as "Preference Stock."  The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.”

The Certificate of Amendment of the Restated Certificate of Incorporation of The Estée Lauder Companies Inc. dated November 9, 2012, filed with the Secretary of State of the State of Delaware, is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on November 9, 2012.  At that meeting, there were 207,286,223 shares of Class A Common Stock and 149,778,082 shares of Class B Common Stock present in person or by proxy and entitled to vote.  The combined voting power of the shares was 1,705,067,043 votes, because each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share.  The matters voted upon and the results of the vote are set forth below.

Proposal One:  Election of Directors.  Stockholders elected each of the following nominees as director to hold office until the 2015 Annual Meeting (i.e. as Class I Directors) and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Rose Marie Bravo	1,696,107,119	1,724,180	7,235,744
Paul J. Fribourg	1,694,813,184	3,018,115	7,235,744
Mellody Hobson	1,695,496,657	2,334,642	7,235,744
Irvine O. Hockaday, Jr.	1,694,708,524	3,122,775	7,235,744
Barry S. Sternlicht	1,553,481,520	144,349,779	7,235,744

The continuing Class II Directors are Aerin Lauder, William P. Lauder, Richard D. Parsons, Lynn Forester de Rothschild and Richard F. Zannino.  Their terms expire at the 2013 Annual Meeting of Stockholders.  The continuing Class III Directors are Charlene Barshefsky, Wei Sun Christianson,

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Fabrizio Freda, Jane Lauder and Leonard A. Lauder.  Their terms expire at the 2014 Annual Meeting of Stockholders.

Proposal Two: Advisory Vote on Executive Compensation.  Stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,695,196,124	2,466,480	168,695	7,235,744

Proposal Three: Approval of Amendment to the Certificate of Incorporation to Increase the Number of Authorized Common Shares. Stockholders voted to approve an amendment to the Certificate of Incorporation to increase the number of authorized common shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,557,882,569	147,051,729	84,324	48,421

Proposal Four:  Ratification of Appointment of Independent Auditors.  Stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,702,582,625	2,307,672	176,746	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of The Esteé Lauder Companies Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: November 14, 2012	By:	/s/ Spencer G. Smul
		Name:	Spencer G. Smul
		Title:	Senior Vice President, Deputy General Counsel and Secretary

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